Exhibit 99.1

Investors and Media:

Andy Kellogg & Kory Kutzke

(630) 824-1987

SUNCOKE ENERGY PARTNERS, L.P. ANNOUNCES FULL-YEAR 2018 RESULTS

AND PROVIDES 2019 GUIDANCE

•	Net income attributable to SXCP was $11.2 million and $57.5 million in fourth quarter and full-year 2018, respectively

•	Operating cash flow was $14.8 million and $162.8 million in the fourth quarter and full-year 2018, with Operating Cash Flow Coverage Ratio of 0.78x and 2.16x, respectively

•

Full-year 2018 Adjusted EBITDA attributable to SXCP of $209.4 million, was slightly below our guidance range of $210 million to $215 million; Adjusted EBITDA attributable to SXCP was $52.2 million in fourth quarter 2018

•	Full-year 2018 Distributable Cash Flow of $110.8 million and Distributable Cash Flow Coverage Ratio of 1.47x, in-line with our guidance range

•	Full-year 2019 Adjusted EBITDA attributable to SXCP guidance of $215 million to $225 million

LISLE, Ill. (February 5, 2019) - SunCoke Energy Partners, L.P. (NYSE: SXCP) (the “Partnership”) today reported fourth quarter and full-year 2018 results, which reflect continued strong throughput volumes at the Partnership’s Convent Marine Terminal (“CMT”) and solid performance from Middletown and Haverhill coke facilities, offset by an extended outage and machinery fire at Granite City.

“While the extended outage at Granite City, which we completed in November, impacted our fourth quarter and full-year 2018 results, we expect this will enhance the long-term reliability and operational performance of these assets,” said Mike Rippey, Chairman, President and Chief Executive Officer of SunCoke Energy Partners, L.P. “The other facilities across the SXCP portfolio continued to deliver strong results in 2018, including handling record volumes at CMT and solid operating performances from our Middletown and Haverhill coke facilities.”

Rippey continued, “As we move forward into 2019, we are focused on delivering operational excellence and the Partnership expects Adjusted EBITDA attributable to SXCP to be between $215 million and $225 million.”

In addition, the Partnership also announced it has entered into a definitive merger agreement with SunCoke Energy, Inc. (NYSE: SXC) whereby SXC will acquire all outstanding common units of SXCP not already owned by SXC in a stock-for-unit exchange transaction (“Simplification Transaction”). Pursuant to the terms of the merger agreement, SXCP unaffiliated common unitholders will receive 1.40 SXC common shares for each SXCP common unit.

CONSOLIDATED RESULTS

	Three Months Ended December 31,			Years Ended December 31,
(Dollars in millions)	2018	2017	Decrease	2018	2017	Increase/ (Decrease)
Sales and other operating revenue	$224.6	$235.4	$(10.8)	$892.1	$845.6	$46.5
Net income (loss) attributable to SXCP	$11.2	$101.5	$(90.3)	$57.5	$(18.1)	$75.6
Adjusted EBITDA(1)	$52.9	$71.6	$(18.7)	$212.5	$224.7	$(12.2)

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.

Total revenues decreased $10.8 million for the fourth quarter 2018 and increased $46.5 million for the full-year 2018. The full-year increase reflects the pass-through of higher coal prices in our Domestic Coke segment. The impact of higher coal prices in the fourth quarter was more than offset by the absence of deferred revenue recognized in our Logistics segment.

Comparisons between quarterly results is impacted by the recognition of deferred revenue on throughput volumes for certain Logistics take-or-pay contracts. In the fourth quarter of 2017, we recognized $16.4 million of deferred revenue related to these contracts due to volume shortfalls during the year. Throughout most of 2018, our coal export customers provided volumes in excess of the take-or-pay contract minimums; therefore, we did not recognize any deferred revenue from these contracts in the fourth quarter of 2018. Rather, revenue was recognized throughout 2018 based on volumes handled. The timing and recognition of deferred revenue affects quarterly comparisons but does not have an impact on full-year results.

Fourth quarter 2018 Adjusted EBITDA decreased $18.7 million to $52.9 million, primarily driven by the timing of revenue recognized on our Logistics coal export take-or-pay contracts discussed above.

Full-year Adjusted EBITDA decreased $12.2 million to $212.5 million, driven primarily by the incremental costs and lower revenues related to planned maintenance outages at our cokemaking facilities during the year.

Prior period net income attributable to SXCP was impacted by the 2017 final qualifying income regulations, which resulted in deferred income tax expense of $145.6 million relating to the future tax obligation expected to be owed for the projected book to tax differences at the end of the 10-year transition period. A deferred income tax benefit of $67.4 million was also recorded in connection with the tax legislation passed in the fourth quarter 2017, which resulted in the remeasurement of U.S. deferred income tax liabilities and assets at the lower enacted corporate tax rates.

Excluding the impact of these 2017 tax events, net income attributable to SXCP decreased $22.9 million for the fourth quarter 2018 and reflects higher depreciation expense, primarily due to the revisions in the estimated useful lives of certain assets in our Domestic Coke segment and the timing of deferred revenue recognition. Excluding the 2017 tax events, net income attributable to SXCP decreased $2.6 million for the full-year due to operating results discussed above and higher depreciation expense in our Domestic Coke segment mostly offset by the absence of a loss recognized in 2017 in connection with debt refinancing activities.

SEGMENT INFORMATION RESULTS

Domestic Coke

Domestic Coke segment consists of our 98 percent interest in the Haverhill, Middletown and Granite City cokemaking facilities and heat recovery operations.

	Three Months Ended December 31,			Years Ended December 31,
(Dollars in millions, except per ton amounts)	2018	2017	Increase/ (Decrease)	2018	2017	Increase/ (Decrease)
Sales and other operating revenue	$195.6	$191.1	$4.5	$776.7	$739.7	$37.0
Adjusted EBITDA(1)	$38.8	$40.3	$(1.5)	$157.5	$170.3	$(12.8)
Sales Volume (in thousands of tons)	598	580	18	2,344	2,298	46
Adjusted EBITDA per ton(2)	$64.88	$69.48	$(4.60)	$67.19	$74.11	$(6.92)

(1)	See definition of Adjusted EBITDA and reconciliation to GAAP elsewhere in this release.
(2)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.

•	Revenues increased $4.5 million and $37.0 million, for the fourth quarter and full-year 2018, respectively, primarily as a result of the pass-through of higher coal prices.

•

Adjusted EBITDA decreased $1.5 million, for the fourth quarter 2018, driven by $3.6 million of incremental costs and lower revenues from increased scope and duration of planned maintenance outages partially offset by lower operating and maintenance costs.

•

Adjusted EBITDA decreased $12.8 million for the full-year 2018, primarily driven by increased scope and duration of planned maintenance outages as well as a machinery fire that occurred at Granite City, which negatively impacted results by $8.4 million and $2.6 million, respectively.

Logistics

Logistics consists of the handling and mixing services of coal and other aggregates operated by SXCP at our CMT, Lake Terminal and Kanawha River Terminals (“KRT”).

	Three Months Ended December 31,			Years Ended December 31,
(Dollars in millions)	2018	2017	Increase/ (Decrease)	2018	2017	Increase/ (Decrease)
Sales and other operating revenue	$29.0	$44.3	$(15.3)	$115.4	$105.9	$9.5
Adjusted EBITDA(1)	$18.1	$34.8	$(16.7)	$71.6	$69.7	$1.9
Tons handled (thousands of tons)(2)	6,584	5,326	1,258	25,499	20,546	4,953
CMT take-or-pay shortfall tons (thousands of tons)(3)	79	413	(334)	220	2,918	(2,698)

(1)	See definitions of Adjusted EBITDA and reconciliation elsewhere in this release.
(2)	Reflects inbound tons handled during the period.
(3)	Reflects tons billed under take-or-pay contracts where services were not performed.

•

Revenues and Adjusted EBITDA decreased $15.3 million and $16.7 million for the fourth quarter 2018 and increased $9.5 million and $1.9 million for the full-year 2018, respectively. CMT achieved record volumes in 2018, including throughput volumes above the minimums on our coal export take-or-pay contracts, which resulted in higher revenues throughout 2018 and no deferred revenue recognized in the fourth quarter 2018 for take-or-pay volume shortfalls as compared to the $16.4 million that was recognized in the fourth quarter 2017. The full-year benefit from record volumes was partially offset by high-water costs of $2.0 million and higher operating costs of $2.2 million.

Corporate and Other

Corporate and other costs increased $0.5 million and $1.3 million, to $4.0 million and $16.6 million for the fourth quarter and full-year 2018, respectively, compared with the same prior year periods, primarily as a result of costs to resolve certain legal matters. The full-year increase was also impacted by higher cost allocations from SXC.

2019 OUTLOOK

Our 2019 guidance is as follows:

•	Adjusted EBITDA attributable to SXCP is expected to be between $215 to $225 million

•	Distributable Cash Flow expect to be between $93 to $108 million

•	Capital expenditures are projected to be between $55 to $60 million, expect $6 million related to completing our Granite City gas sharing project

RELATED COMMUNICATIONS

Today, we will host an investor conference call at 12:00 p.m. Eastern Time (11:00 a.m. Central Time). Investors may participate on this call by dialing 1-833-236-5757 in the U.S. or 1-647-689-4185 if outside the U.S., confirmation code 1497078. This conference call will be webcast live and archived for replay in the Investor Relations section of www.suncoke.com.

ABOUT SUNCOKE ENERGY PARTNERS, L.P.

SunCoke Energy Partners, L.P. (NYSE: SXCP) is a publicly traded master limited partnership that manufactures high-quality coke used in the blast furnace production of steel and provides export and domestic material handling services to coke, coal, steel, power and other bulk and liquids customers. In our cokemaking business, we utilize an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and have long-term, take-or-pay coke contracts that pass through commodity and certain operating costs. Our logistics terminals have the collective capacity to mix and transload more than 40 million tons of material each year and are strategically located to reach Gulf Coast, East Coast, Great Lakes and international ports. SXCP’s General Partner is a wholly owned subsidiary of SunCoke Energy, Inc. (NYSE: SXC), which has more than 50 years of cokemaking experience serving the integrated steel industry. To learn more about SunCoke Energy Partners, L.P., visit our website at www.suncoke.com.

DEFINITIONS

•

Adjusted EBITDA represents represents earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted for loss (gain) on extinguishment of debt, transaction costs related to the Simplification Transaction and changes to our contingent consideration liability related to our acquisition of CMT. Adjusted EBITDA does not represent and should not be considered an alternative to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses.

•

Management believes Adjusted EBITDA is an important measure of the operating performance and liquidity of the Partnership’s net assets and its ability to incur and service debt, fund capital expenditures and make distributions. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance and liquidity. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, and they should not be considered an alternative to net income, operating cash flow or any other measure of financial performance presented in accordance with GAAP.

•	Adjusted EBITDA attributable to SXCP equals Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests.

•

Distributable Cash Flow equals Adjusted EBITDA plus sponsor support and Coal Logistics deferred revenue, less net cash paid for interest expense, ongoing capital expenditures, accruals for replacement capital expenditures, and cash distributions to noncontrolling interests; plus amounts received under the Omnibus Agreement and acquisition expenses deemed to be Expansion Capital under our Partnership Agreement. Distributable Cash Flow is a non-GAAP supplemental financial measure that management and external users of SXCP’s financial statements, such as industry analysts, investors, lenders and rating agencies use to assess:

•	SXCP’s operating performance as compared to other publicly traded partnerships, without regard to historical cost basis;

•	the ability of SXCP’s assets to generate sufficient cash flow to make distributions to SXCP’s unitholders;

•	SXCP’s ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that Distributable Cash Flow provides useful information to investors in assessing SXCP’s financial condition and results of operations. Distributable Cash Flow should not be considered an alternative to net income, operating income, cash flows from operating activities, or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles (GAAP). Distributable Cash Flow has important limitations as an analytical tool because it excludes some, but not all, items that affect net income and net cash provided by operating activities and used in investing activities. Additionally, because Distributable Cash Flow may be defined differently by other companies in the industry, our definition of Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing its utility.

•	Distributable Cash Flow Coverage Ratio equals Distributable Cash Flow divided by estimated distributions to the limited and general partners.

•

Operating Cash Flow Coverage Ratio equals net cash provided by operating activities divided by total estimated distributions to the limited and general partners. Operating cash flow is generally expected to be higher than Distributable Cash Flow as Distributable Cash Flow is further reduced by certain cash reserves including capital expenditures, an investing cash flow item. Additionally, Distributable Cash Flow represents only the Partnership’s share of available cash by excluding Adjusted EBITDA attributable to noncontrolling interest, while operating cash flow is reported on a consolidated basis.

•

Ongoing capital expenditures (“capex”) are capital expenditures made to maintain the existing operating capacity of our assets and/or to extend their useful lives. Ongoing capex also includes new equipment that improves the efficiency, reliability or effectiveness of existing assets. Ongoing capex does not include normal repairs and maintenance, which are expensed as incurred, or significant capital expenditures. For purposes of calculating distributable cash flow, the portion of ongoing capex attributable to SXCP is used.

•

Replacement capital expenditures (“capex”) represents an annual accrual necessary to fund SXCP’s share of the estimated costs to replace or rebuild our facilities at the end of their working lives. This accrual is estimated based on the average quarterly anticipated replacement capital that we expect to incur over the long term to replace our major capital assets at the end of their working lives. The replacement capex accrual estimate will be subject to review and prospective change by SXCP’s general partner at least annually and whenever an event occurs that causes a material adjustment of replacement capex, provided such change is approved by our conflicts committee.

IMPORTANT NOTICE TO INVESTORS

This communication includes important information about an agreement for the acquisition by SXC of all publicly held common units of SXCP. SXC expects to file a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”) containing a prospectus/consent statement/proxy statement of SXC and SXCP. SXC and SXCP security holders are urged to read the prospectus/consent statement/proxy statement and other documents filed with the SEC regarding the proposed transaction carefully and in their entirety when they become available because they will contain important information. Investors will be able to obtain a free copy of the prospectus/consent statement/proxy statement, as well as other filings containing information about the proposed transaction, without charge, at the SEC’s internet site (http://www.sec.gov). Copies of the prospectus/consent statement/proxy statement and the filings with the SEC that will be incorporated by reference in the prospectus/consent statement/proxy statement can also be obtained, without charge, by directing a request either to SXC, 1011 Warrenville Road, 6th Floor, Lisle, IL 60532 USA, Attention: Investor Relations or to SXCP, 1011 Warrenville Road, 6th Floor, Lisle, IL 60532 USA, Attention: Investor Relations.

The respective directors and executive officers of SXC and SXCP may be deemed to be “participants” (as defined in Schedule 14A under the Securities Exchange Act of 1934 as amended) in respect of the proposed transaction. Information about SXC’s directors and executive officers is available in SXC’s annual report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on February 15, 2018. Information about SXCP’s directors and executive officers is available in SXCP’s annual report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 15, 2018. Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the prospectus/consent statement/proxy statement and other relevant materials to be filed with the SEC when they become available.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

FORWARD-LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward-looking statements.” Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SXCP) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting SXCP, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SXCP; and changes in tax, environmental and other laws and regulations applicable to SXCP’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SXCP management, and upon assumptions by SXCP concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SXCP does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

SXCP has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SXCP. For information concerning these factors, see SXCP’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SXCP’s website at www.suncoke.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

###

SunCoke Energy Partners, L.P.

Consolidated Statements of Operations

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
	(Dollars and units in millions, except per unit amounts)
Revenues
Sales and other operating revenue	$224.6	$235.4	$892.1	$845.6

Costs and operating expenses
Cost of products sold and operating expenses	164.6	155.7	648.9	586.7
Selling, general and administrative expenses	8.9	8.1	33.6	32.5
Depreciation and amortization expense	27.6	20.3	92.4	83.6

Total costs and operating expenses	201.1	184.1	774.9	702.8

Operating income	23.5	51.3	117.2	142.8
Interest expense, net	14.5	14.7	59.4	56.4
Loss on extinguishment of debt	—	—	—	20.0

Income before income tax (benefit) expense	9.0	36.6	57.8	66.4
Income tax (benefit) expense	(2.6)	(66.8)	(1.6)	83.9

Net income (loss)	$11.6	$103.4	$59.4	$(17.5)
Less: Net income attributable to noncontrolling interests	0.4	1.9	1.9	0.6

Net income (loss) attributable to SunCoke Energy Partners, L.P.	$11.2	$101.5	$57.5	$(18.1)

General partner’s interest in net income (loss)	$0.2	$3.9	$1.2	$7.1
Limited partners’ interest in net income (loss)	$11.0	$30.2	$56.3	$(25.2)
Net income (loss) per common unit (basic and diluted)	$0.24	$0.65	$1.22	$(0.54)
Weighted average common units outstanding (basic and diluted)	46.2	46.2	46.2	46.2

SunCoke Energy Partners, L.P.

Consolidated Balance Sheets

	December 31,
	2018	2017
	(Unaudited)	(Audited)
	(Dollars in millions)
Assets
Cash and cash equivalents	$12.6	$6.6
Receivables	48.8	42.2
Receivables from affiliates, net	3.1	5.7
Inventories	79.0	79.4
Other current assets	1.0	1.9

Total current assets	144.5	135.8

Properties, plants and equipment (net of accumulated depreciation of $499.9 million, and $423.1 million at December 31, 2018 and 2017, respectively)	1,245.1	1,265.6
Goodwill	73.5	73.5
Other intangible assets	155.8	166.2
Deferred charges and other assets	0.2	0.3

Total assets	$1,619.1	$1,641.4

Liabilities and Equity
Accounts payable	$68.8	$54.9
Accrued liabilities	13.5	14.6
Deferred revenue	3.0	1.7
Current portion of long-term debt and financing obligation	2.8	2.6
Interest payable	3.2	4.0

Total current liabilities	91.3	77.8

Long-term debt and financing obligation	793.3	818.4
Deferred income taxes	115.7	119.2
Other deferred credits and liabilities	12.1	10.1

Total liabilities	1,012.4	1,025.5

Equity
Held by public:
Common units 17,727,249, and 17,958,420 units issued at December 31, 2018 and 2017, respectively)	194.1	207.0
Held by parent:
Common units 28,499,899 and 28,268,728 units issued at December 31, 2018 and 2017, respectively)	351.6	365.4
General partner’s interest	49.3	31.2

Partners’ capital attributable to SunCoke Energy Partners, L.P.	595.0	603.6
Noncontrolling interest	11.7	12.3

Total equity	606.7	615.9

Total liabilities and equity	$1,619.1	$1,641.4

SunCoke Energy Partners, L.P.

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2018	2017
	(Unaudited)	(Audited)
	(Dollars in millions)
Cash Flows from Operating Activities:
Net income (loss)	$59.4	$(17.5)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	92.4	83.6
Deferred income tax (benefit) expense	(3.5)	81.3
Loss on extinguishment of debt	—	20.0
Changes in working capital pertaining to operating activities:
Receivables	(6.6)	(2.5)
Receivables from affiliates, net	2.6	(9.0)
Inventories	0.4	(12.5)
Accounts payable	13.2	3.1
Accrued liabilities	(0.9)	2.7
Deferred revenue	1.3	(0.8)
Interest payable	(0.8)	(10.7)
Other	5.3	(1.0)

Net cash provided by operating activities	162.8	136.7

Cash Flows from Investing Activities:
Capital expenditures	(60.8)	(39.0)
Other investing activities	0.2	—

Net cash used in investing activities	(60.6)	(39.0)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	—	693.7
Repayment of long-term debt	—	(644.9)
Debt issuance costs	—	(15.8)
Proceeds from revolving credit facility	179.5	350.0
Repayment of revolving credit facility	(204.5)	(392.0)
Repayment of financing obligation	(2.6)	(2.5)
Distributions to unitholders (public and parent)	(86.1)	(119.2)
Distributions to noncontrolling interest (SunCoke Energy, Inc.)	(2.5)	(2.7)
Capital contributions from SunCoke	20.0	—

Net cash used in financing activities	(96.2)	(133.4)

Net increase (decrease) in cash, cash equivalents and restricted cash	6.0	(35.7)
Cash, cash equivalents and restricted cash at beginning of year	6.6	42.3

Cash, cash equivalents and restricted cash at end of year	$12.6	$6.6

Supplemental Disclosure of Cash Flow Information
Interest paid, net of capitalized interest of $3.2 million and $1.1 million, respectively	$56.9	$64.5
Income taxes paid	$2.9	$1.4

SunCoke Energy Partners, L.P.

Segment Operating Data

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
	(Dollars in millions)
Sales and other operating revenue:
Domestic Coke	$195.6	$191.1	$776.7	$739.7
Logistics	29.0	44.3	115.4	105.9
Logistics intersegment sales	1.7	1.6	6.9	6.5
Elimination of intersegment sales	(1.7)	(1.6)	(6.9)	(6.5)

Total	$224.6	$235.4	$892.1	$845.6

Adjusted EBITDA(1):
Domestic Coke	$38.8	$40.3	$157.5	$170.3
Logistics	18.1	34.8	71.6	69.7
Corporate and Other	(4.0)	(3.5)	(16.6)	(15.3)

Total	$52.9	$71.6	$212.5	$224.7

Coke Operating Data:
Domestic Coke capacity utilization (%)	104	101	101	101
Domestic Coke production volumes (thousands of tons)	601	586	2,332	2,313
Domestic Coke sales volumes (thousands of tons)	598	580	2,344	2,298
Domestic Coke Adjusted EBITDA per ton(2)	$64.88	$69.48	$67.19	$74.11
Logistics Operating Data:
Tons handled (thousands of tons)(3)	6,584	5,326	25,499	20,546
CMT take-or-pay shortfall tons (thousands of tons)(4)	79	413	220	2,918

(1)	See definition of Adjusted EBITDA and reconciliation elsewhere in this release.
(2)	Reflects Domestic Coke Adjusted EBITDA divided by Domestic Coke sales volumes.
(3)	Reflects inbound tons handled during the period.
(4)	Reflects tons billed under take-or-pay contracts where services were not performed.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Net Income (loss) and Net Cash Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
	(Dollars in millions)
Net income (loss)	$11.6	$103.4	$59.4	$(17.5)
Add:
Depreciation and amortization expense	27.6	20.3	92.4	83.6
Interest expense, net	14.5	14.7	59.4	56.4
Loss on extinguishment of debt	—	—	—	20.0
Income tax (benefit) expense	(2.6)	(66.8)	(1.6)	83.9
Contingent consideration adjustments(1)	1.4	—	2.5	(1.7)
Transaction costs(2)	0.4	—	0.4	—

Adjusted EBITDA	$52.9	$71.6	$212.5	$224.7

Subtract:
Adjusted EBITDA attributable to noncontrolling interest(3)	0.7	0.8	3.1	3.4

Adjusted EBITDA attributable to SunCoke Energy Partners, L.P.	$52.2	$70.8	$209.4	$221.3

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
	(Dollars in millions)
Net cash provided by operating activities	$14.8	$24.0	$162.8	$136.7
Add:
Cash interest paid, net of capitalized interest	26.8	26.9	56.9	64.5
Cash income taxes paid	—	0.8	2.9	1.4
Changes in working capital(4)	11.2	21.9	(10.0)	19.0
Contingent consideration adjustments(1)	1.4	—	2.5	(1.7)
Transaction costs(2)	0.4	—	0.4	—
Other adjustments to reconcile cash provided by operating activities to Adjusted EBITDA	(1.7)	(2.0)	(3.0)	4.8

Adjusted EBITDA	$52.9	$71.6	$212.5	$224.7

Subtract:
Adjusted EBITDA attributable to noncontrolling interest(3)	0.7	0.8	3.1	3.4

Adjusted EBITDA attributable to SunCoke Energy Partners, L.P.	$52.2	$70.8	$209.4	$221.3

(1)

In connection with the CMT acquisition, the Partnership entered into a contingent consideration arrangement that requires the Partnership to make future payments to the seller based on future volume over a specified threshold, price and contract renewals. Adjustments to the fair value of the contingent consideration in 2018 and 2017 were primarily the result of modifications to the volume forecast.

(2)	Represents costs incurred in connection with the Simplification Transaction.
(3)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, income, and depreciation and amortization.
(4)	Changes in working capital exclude those items not impacting Adjusted EBITDA, such as changes in interest payable and income taxes payable.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Net Income (loss) and Operating Activities to Distributable Cash Flow

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
	(Dollars in millions)
Net income (loss)	$11.6	$103.4	$59.4	$(17.5)
Add:
Depreciation and amortization expense	27.6	20.3	92.4	83.6
Interest expense, net	14.5	14.7	59.4	56.4
(Gain) loss on extinguishment of debt	—	—	—	20.0
Income tax (benefit) expense	(2.6)	(66.8)	(1.6)	83.9
Contingent consideration adjustments(1)	1.4	—	2.5	(1.7)
Transaction costs(2)	0.4	—	0.4	—
Logistics volume shortfall billings(3)	0.7	(13.8)	1.0	(0.9)
Corporate cost holiday/deferral(4)	—	—	—	(8.4)
Subtract:
Ongoing capex (SXCP share)	5.8	6.9	29.8	19.4
Replacement capex accrual	1.9	2.0	7.7	7.7
Cash interest accrual	15.0	14.5	60.1	54.7
Cash income tax accrual	0.3	0.8	2.0	2.6
Adjusted EBITDA attributable to noncontrolling interest(5)	0.7	0.8	3.1	3.4

Distributable cash flow	$29.9	$32.8	$110.8	$127.6

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
	(Dollars in millions)
Net cash provided by operating activities	$14.8	$24.0	$162.8	$136.7
Add:
Cash interest paid, net of capitalized interest	26.8	26.9	56.9	64.5
Cash taxes paid	—	0.8	2.9	1.4
Changes in working capital(6)	11.2	21.9	(10.0)	19.0
Contingent consideration adjustments(1)	1.4	—	2.5	(1.7)
Transaction costs(2)	0.4	—	0.4	—
Logistics volume shortfall billings(3)	0.7	(13.8)	1.0	(0.9)
Corporate cost holiday/deferral(4)	—	—	—	(8.4)
Other adjustments to reconcile cash provided by operating activities to Adjusted EBITDA	(1.7)	(2.0)	(3.0)	4.8
Subtract:
Ongoing capex (SXCP share)	5.8	6.9	29.8	19.4
Replacement capex accrual	1.9	2.0	7.7	7.7
Cash interest accrual	15.0	14.5	60.1	54.7
Cash tax accrual	0.3	0.8	2.0	2.6
Adjusted EBITDA attributable to noncontrolling interest(5)	0.7	0.8	3.1	3.4

Distributable cash flow	$29.9	$32.8	$110.8	$127.6

Quarterly cash distribution	$18.9	$29.5	$75.5	$118.0
Operating cash flow coverage ratio(7)	0.78x	0.82x	2.16x	1.16x
Distribution coverage ratio(8)	1.58x	1.11x	1.47x	1.08x

(1)

In connection with the CMT acquisition, the Partnership entered into a contingent consideration arrangement that requires the Partnership to make future payments to the seller based on future volume over a specified threshold, price and contract renewals. Adjustments to the fair value of the contingent consideration in 2018 and 2017 were primarily the result of modifications to the volume forecast.

(2)	Represents costs incurred in connection with the Simplification Transaction.
(3)

Logistics volume shortfall billings adjusts to include ton minimums billed throughout the year in Distributable Cash Flow to better align with cash collection. Volume shortfall billings on take-or-pay contracts are recorded as deferred revenue and are recognized into GAAP income based on the terms of the contract, at which time they will be excluded from Distributable Cash Flow.

(4)	Represents repayment of SXC corporate cost/IDR deferral from Q2 2016.
(5)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, income, and depreciation and amortization.
(6)	Changes in working capital exclude those items not impacting Adjusted EBITDA, such as changes in interest payable and income taxes payable.
(7)

Operating cash flow coverage ratio is net cash provided by operating activities divided by total estimated distributions to the limited and general partners. Operating cash flow is generally expected to be higher than Distributable Cash Flow as Distributable Cash Flow is further reduced by certain cash reserves including capital expenditures, an investing cash flow item. Additionally, Distributable Cash Flow represents only the Partnership’s share of available cash by excluding Adjusted EBITDA attributable to noncontrolling interest, while operating cash flow is reported on a consolidated basis.

(8)	Distribution cash coverage ratio is distributable cash flow divided by total estimated distributions to the limited and general partners.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Estimated Net Income and Net Cash Provided by Operating Activities

to Estimated 2019 Consolidated Adjusted EBITDA

	2019
	Low	High
	(Dollars in millions)
Net Income	$46	$61
Add:
Depreciation and amortization expense	110	105
Interest expense	60	60
Income tax expense	2	3

Adjusted EBITDA	$218	$229

Subtract:
Adjusted EBITDA attributable to noncontrolling interest(1)	3	4

Adjusted EBITDA attributable to SunCoke Energy Partners, L.P.	$215	$225

	2019
	Low	High
	(Dollars in millions)
Net cash provided by operating activities	$145	$160
Add:
Cash interest paid	60	60
Cash income taxes paid	2	3
Changes in working capital and other	11	6

Adjusted EBITDA	$218	$229

Subtract:
Adjusted EBITDA attributable to noncontrolling interest(1)	3	4

Adjusted EBITDA attributable to SunCoke Energy Partners, L.P.	$215	$225

(1)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, income, and depreciation and amortization.

SunCoke Energy Partners, L.P.

Reconciliations of Non-GAAP Information

Estimated Net Income and Net Cash Provided by Operating Activities

to Estimated 2019 Distributable Cash Flow

	2019
	Low	High
Net Income	$46	$61
Add:
Depreciation and amortization expense	110	105
Interest expense	60	60
Income tax expense	2	3
Subtract:
Ongoing capex (SXCP share)	53	48
Replacement capex accrual	8	8
Cash interest accrual	60	60
Cash tax accrual	1	1
Adjusted EBITDA attributable to noncontrolling interest(1)	3	4

Distributable Cash Flow	$93	$108

	2019
	Low	High
Net cash provided by operating activities	$145	$160
Add:
Cash interest paid	60	60
Cash income tax paid	2	3
Changes in working capital	11	6
Subtract:
Ongoing capex (SXCP share)	53	48
Replacement capex accrual	8	8
Cash interest accrual	60	60
Cash tax accrual	1	1
Adjusted EBITDA attributable to noncontrolling interest(1)	3	4

Adjusted EBITDA	$93	$108

Estimated distributions(2)	$76	$76
Operating cash flow coverage ratio(3)	1.92x	2.12x
Distributable cash coverage ratio(4)	1.23x	1.43x

(1)	Reflects net income attributable to noncontrolling interest adjusted for noncontrolling interest’s share of interest, taxes, income, and depreciation and amortization.
(2)	Estimated distributions of $0.40 per unit each quarter.
(3)

Operating cash flow coverage ratio is net cash provided by operating activities divided by total estimated distributions to the limited and general partners. Operating cash flow is generally expected to be higher than Distributable Cash Flow as Distributable Cash Flow is further reduced by certain cash reserves including capital expenditures, an investing cash flow item. Additionally, Distributable Cash Flow represents only the Partnership’s share of available cash by excluding Adjusted EBITDA attributable to noncontrolling interest, while operating cash flow is reported on a consolidated basis.

(4)	Distribution cash coverage ratio is distributable cash flow divided by total estimated distributions to the limited and general partners.